Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-284282), the Registration Statement on Form S-3 (File No. 333-287886) and the Registration Statements on Form S-8 (File Nos. 333-287562 and 333-284497) of Nano Nuclear Energy Inc. of our report dated December 18, 2025, relating to the consolidated financial statements of Nano Nuclear Energy Inc., included in this Annual Report on Form 10-K of Nano Nuclear Energy Inc.

/s/ WithumSmith+Brown, PC

New York, New York

December 18, 2025